                                   EXHIBIT 21

                   MARSH SUPERMARKETS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


                                    State of                 Name under which Business
Name as Specified                 Incorporation               Done if Different from
  in Charter                     or Organization             Name Specified in Charter
  ----------                     ---------------             -------------------------
Marsh Drugs, Inc.                     Indiana

Marsh Village Pantries, Inc.          Indiana                   Village Pantry

Mundy Realty, Inc.                    Indiana

Mar Properties, Inc.                  Indiana

Marlease, Inc.                        Indiana

Marsh International, Inc.             Indiana

Maraines Greenery, Inc.               Indiana                   Floral Fashions

Ron-Michael, Inc.                     Indiana

Convenience Store
 Distributing Company                 Ohio                      CSDC

Marsh P.Q., Inc.                      Indiana

S.C.T., Inc.                          Indiana

North Marion Development Corp.        Indiana

C. E. Publishing, Inc.                Indiana

Contract Transport, Inc.              Indiana

Alltimate Catering, LLC               Indiana                   Crystal Foodservice

LoBill Foods, LLC                     Indiana                   LoBill